EXHIBIT 3.1.5

                    LIBERTY PROPERTY LIMITED PARTNERSHIP
                           PARTNERSHIP INTERESTS
                          AS OF DECEMBER 31, 1998

                                            Number of
                                           Partnership
          Limited Partners                  Interests       Percentage
----------------------------------------   -----------      ----------

Balitsaris, Peter                              34,969        0.0461%
Carr, Clai                                    118,198        0.1557%
Castorina, John                                11,094        0.0146%
Congdon, George                                     0        0.0000%
The Estate for George F. Congdon              314,276        0.4141%
Denny, Joseph                                 260,250        0.3429%
Felix, Jill                                   195,043        0.2570%
Fenza, Robert                                 187,670        0.2473%
Fitzgerald, Ward                                9,344        0.0123%
Gildea, Larry                                  93,319        0.1229%
Goldschmidt, Robert                            22,895        0.0302%
Hagan, Michael                                  9,343        0.0123%
Hammers, David                                233,133        0.3072%
Kiel, Bob                                      14,491        0.0191%
Kline, Earl                                    18,820        0.0248%
Lutz, Jim                                      27,981        0.0369%
Mazzerralli, James                             13,445        0.0177%
Messaros, Steve                                     0        0.0000%
Messaros, Sharron                               7,245        0.0095%
Morrissey, Mary Beth                            9,344        0.0123%
Price, Leslie                                 167,964        0.2213%
Reichert, Joseph                               27,242        0.0359%
Rouse & Assoc., Inc.                            4,652        0.0061%
Rouse, Willard                                453,320        0.5973%
Trust Congdon Children                         92,825        0.1223%
Trust Hammers Children                         89,651        0.1181%
Trust for Mary Rouse                           11,223        0.0148%
Trust for Anne Rouse                           11,223        0.0148%
Trust for Rouse Younger Children               67,338        0.0887%
Trust for Laurie Hammers                        5,506        0.0073%
Weitzmann, Mike                                42,312        0.0557%
R&A - Southeast Limited Partnership           153,909        0.2028%
Liberty Special Purpose Corp.                  10,574        0.0139%
Lingerfelt, Rebecca                             8,076        0.0106%
Trust J. Ryan Lingerfelt                       15,625        0.0206%
Trust Justin M. Lingerfelt                     15,625        0.0206%
Trust Daniel K. Lingerfelt                     15,625        0.0206%
Trust Catherine E. Lingerfelt                  15,625        0.0206%
Lingerfelt, Alan T.                           317,500        0.4183%
Lingerfelt, L. Harold                         164,375        0.2166%
Carpenter, James J.                            78,750        0.1038%
Lingerfelt, David L.                           30,674        0.0404%
Ferguson, Morris U.                             6,000        0.0079%
Lingerfelt, Carl C.                            12,500        0.0165%
Wright, Murray H.                               7,500        0.0099%
Latimer, Erle Marie                            12,500        0.0165%
Mazel Investments LLC                          28,025        0.0369%
Stewart R. Stender                             57,613        0.0759%
Robert C. Lux                                  57,612        0.0759%
NWBC Associates, Inc.                          28,191        0.0371%
EXHIBIT 3.1.5 - Continued

                    LIBERTY PROPERTY LIMITED PARTNERSHIP
                           PARTNERSHIP INTERESTS
                          AS OF DECEMBER 31, 1998

                                            Number of
                                           Partnership
          Limited Partners                  Interests       Percentage
----------------------------------------   -----------      ----------

330 Associates, Inc.                            3,407        0.0045%
APEX Asset Management Corp.                    85,051        0.1121%
LPC of S.C., Inc.                             203,742        0.2684%
Libco of Florida, Inc.                        283,238        0.3732%
Southchase Development Corp.                        0        0.0000%
Rouse & Associates Maryland Partnership        20,000        0.0264%
A. Carl Helwig                                356,737        0.4700%
James J. Sunday                                79,348        0.1045%
Charles J. Walters                            290,723        0.3830%
Dennis Doyle                                   19,380        0.0255%
Stanford Baratz                                 9,044        0.0119%
Walton Street Real Estate Fund II, LP         311,562        0.4105%
Walton Street Managers II, LP                   3,147        0.0041%

Total Limited Partner Interests             5,255,794        6.9245%


General Partner

Liberty Property Trust - Preferred Units    5,000,000        6.5875%
Liberty Property Trust                             GP       86.4880%

Total Ownership                                            100.0000%

GP - The partnership units for Liberty Property Trust have not been reflected because there is no conversion of units to shares to the general partner.